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                                                                   EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


         Employment Agreement made as of the 15th day of May, 1996, between PRECISION RESPONSE CORPORATION, a Florida corporation ("Company"), and DAVID EPSTEIN ("Executive").

         THE PARTIES AGREE AS FOLLOWS:

         1. Employment and Duties. Company hereby employs Executive as its President throughout the term of this Agreement and agrees to cause Executive from time to time to be elected or appointed to such corporate office. Executive accepts such employment. The duties and responsibilities of Executive shall include duties and responsibilities consistent with Executive's corporate office, including those set forth in the bylaws of Company from time to time, overall responsibility, subject to the direction of the Chief Executive Officer of Company, for the conduct of all operations and business of Company, and such other duties and responsibilities which the Board of Directors of Company or Chief Executive Officer from time to time may reasonably assign to Executive consistent with the foregoing. Unless otherwise determined by agreement of Executive and the Board of Directors of Company, Executive also shall serve in the same corporate office with Company's subsidiaries (and Company's successor, in the event of any corporate reorganization) throughout the term of this Agreement, and shall have the same duties and responsibilities with respect to such subsidiaries (and such successor) as he has with respect to Company, but without additional compensation, and Company agrees to cause Executive from time to time to be elected or appointed to such corporate office.

         2. Term. The term of this Agreement shall begin July 1, 1996 and shall continue thereafter without interruption through June 30, 2001 (the "Initial Term"); provided, however, commencing on July 1, 2001, and on each July 1 thereafter through and including July 1, 2005, Executive's employment term under this Agreement shall automatically be extended by an additional consecutive twelve (12) month period, unless (a) either party gives the other written notice of his or its decision not to renew at least sixty (60) days prior to the applicable July 1st date, or (b) Executive's employment is sooner terminated in accordance with this Agreement.

         3. Work Efforts - Other Activities. During the term of this Agreement, Executive shall devote substantially all of his work efforts to the business and affairs of Company responsibilities assigned to him pursuant to this Agreement. However, Executive may devote a reasonable amount of his time to civic, community or charitable activities and, with the prior approval of the Board of Directors of Company, to serve as a director of other corporations and other activities not expressly mentioned in this paragraph. Executive may invest his personal assets as he deems appropriate so long as such investments do not interfere with Executive's
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performance of the duties and responsibilities assigned to him pursuant to this
Agreement.

         4. Place of Employment. Company's executive offices, including the office of Executive, shall be located in Dade or Broward County, Florida during the term of this Agreement, and Executive will not be required to relocate or transfer his office from the immediate vicinity of the Miami-Ft. Lauderdale, Florida metropolitan area. Company shall furnish Executive with offices, secretarial and other support services consistent with those currently provided and such other facilities and services at such locations as may be reasonably required to permit Executive to conveniently fulfill the duties of his employment.

         5. Base Salary. For all services to be rendered by Executive pursuant to this Agreement, Company agrees to pay Executive during the term of this Agreement a base annual salary (the "Base Salary") of not less than the greater of (a) the base salary established for Executive by Company's Compensation Committee (the "Committee"), and (b) $425,000. The Base Salary shall be increased, effective on July 1st of each year during Executive's employment (the "Adjustment Date") by an amount at least equal to the percentage increase in the U.S. Department of Labor Consumer Price Index (All Items) for all Urban Consumers, U.S. City Average, 1982-1984 - 100 (the "Index") since July 1, 1996, or the previous Adjustment Date, whichever is later. The adjustment shall be determined no later than three (3) months after the Adjustment Date for which the adjustment applies. At no time will the Base Salary, as adjusted, be decreased by a decline of the Index. The Base Salary shall be paid in periodic installments in accordance with Company's regular payroll practices.

         6.      Additional Compensation.

                 (a) Bonus. Within thirty (30) days after the Committee had been appointed, Executive and the Committee shall mutually agree upon the criteria upon which a bonus for Executive for fiscal year 1996 is to be based. Within sixty (60) days prior to the commencement of each fiscal year thereafter during the term of this Agreement, Executive and the Committee shall mutually agree upon the criteria upon which a bonus for Executive for such fiscal year is to be based. A bonus shall be awarded to Executive for each fiscal year in accordance with the mutually agreed criteria, unless Executive and the Committee agree that the bonus shall be awarded on some other basis in which case a bonus shall be awarded on such other basis as they have mutually agreed. The Company shall pay such awarded bonus to Executive in cash within thirty
(30) days after it is awarded by the Committee (and no later than ninety (90) days after the end of the fiscal year for which such bonus is awarded) unless otherwise agreed to by Executive and Company in advance of the award.





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                 (b)      Stock Option Plans.  On or before December 31 of each
year (beginning December 31, 1996) during the term of this Agreement (or, with respect to the final year of this Agreement, upon the effective date of termination of Executive's employment if such effective date is a date other than December 31) (each, an "Option Grant Date"), Company through the Committee shall cause to be granted to Executive options to purchase that number of shares of Company's voting common stock which is at least equal to five percent (5%) of the aggregate number of shares for which options for Company stock were granted since the last Option Grant Date (or, with respect to the first Option Grant Date, since June 1, 1996) to Company's employees and to Company's non-employee directors under any stock option plans (including incentive stock option plans) of Company. The terms (including price and exercise dates) of the options granted to Executive shall be as determined by the Committee but shall be comparable to the terms upon which options were generally granted to other employees of Company during the applicable period, subject to any differences required under applicable tax laws with respect to incentive stock options granted to Executive. In all events, the options granted to Executive shall provide that Executive shall have at least ninety (90) days following termination of Executive's employment under this Agreement for any reason other than death, and that Executive's personal representative or other legal representative shall have at least one (1) year following Executive's death, to exercise any or all of the outstanding options granted to Executive to the extent they were exercisable on the date of such termination of employment or, if Executive's employment is terminated other than pursuant to paragraph 7(a),
(b), (c) or (d), to exercise any or all of such outstanding options (which shall all then be deemed exercisable, notwithstanding any stated vesting schedules) in full.

                 (c) Benefit Plans. During the term of this Agreement, Company shall provide to Executive and his eligible dependents at Company's expense individual or group medical, hospital, dental, long-term disability insurance and life insurance coverage, in each case at least as favorable as those coverages provided to the other senior executive officers of Company or its subsidiaries. Executive shall also be entitled to participate in such other benefit plans and programs which Company or its subsidiaries from time to time may make available to its employees generally or to some or all of its other senior executive officers.

                 (d) Vacations and Holidays. During the term of this Agreement, Executive shall be entitled to paid vacations, holidays and time off as are consistent with past practice and custom for Company's senior executive officers.

                 (e) Other Benefits and Allowances. During the term of this Agreement, Executive shall receive the benefits or allowances described in the attached Schedule 6(e).





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                 (f)      Expenses.  During the term of this Agreement,
Executive shall be entitled to prompt reimbursement by Company of all reasonable ordinary and necessary travel, entertainment and other expenses incurred by Executive (in accordance with the policies and procedures established by Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement, provided that Executive shall promptly account for such expenses in accordance with Company policies and procedures, which may include itemized accountings.

         7.      Termination of Employment.

                 (a) Death. Executive's employment under this Agreement shall terminate upon his death.

                 (b) Disability. If Executive becomes incapable by reason of physical injury, disease or mental illness from substantially performing his duties under this Agreement for a continuous period of six (6) months or for more than one hundred eighty (180) days in the aggregate during any twelve (12) month period (a "Disability Period"), then Company may terminate Executive's employment under this Agreement.

                 (c) Cause. Company may terminate Executive's employment under this Agreement for cause; provided however, for purposes of this Agreement, "cause" shall mean only (i) Executive's confession or conviction of felonious theft, fraud, embezzlement or any other felony involving dishonesty or moral turpitude, (ii) dishonest or bad faith conduct on the part of Executive which is materially and demonstrably contrary to material interests of Company and which is materially and demonstrably detrimental to Company, or
(iii) Executive's failure to comply with a lawful written directive of the Board of Directors of Company material to Executive's duties and Executive shall fail to comply with such written directive within thirty (30) days after his receipt of a written notice from the Board of Directors of Company setting forth in reasonable detail the particulars necessary for reasonable compliance. Termination shall occur thirty (30) days after "cause" is established. In no event shall the results of Company's operations or any business judgment made by Executive constitute an independent basis for termination for cause of Executive's employment under this Agreement.

                 (d) Voluntary Resignation. Executive may voluntarily resign from Company's employ at any time upon at least thirty (30) days' prior written notice of the effective date of such resignation.

                 (e) Constructive Termination. In the event of Company's Constructive Termination (as defined below) of Executive's employment, Executive may terminate his employment, provided that he has given written notice of protest to the Board Of Directors





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setting forth the manner in which he has been constructively terminated (and such Constructive Termination is not timely corrected, as provided in the definition of Constructive Termination below). In the event of a Constructive Termination, Executive shall be excused from further performance of all duties and obligations hereunder, and shall have the rights specified in Section 8(c). "Constructive Termination" for purposes hereof shall mean that (i) Company has delegated to another or others one or more of Executive's duties described in paragraph 1 (and shall include removal of Executive from the office of President, unless he is made Chief Executive Officer or Chairman of the Board, or both, in lieu thereof, even if Executive's day-to-day duties are to remain substantially the same), other than for cause as defined in Section 7(c), and Company fails to confirm to Executive in writing, and implement, the reinstatement of such duty (or duties) and/or office(s) to Executive within
(30) days after receipt by the Board of Directors of Executive's written notice of protest, or (ii) Company has, without Executive's prior written consent, moved its executive offices from the Miami-Ft. Lauderdale, Florida metropolitan area.

         8.      Payments Upon Termination of Employment.

                 (a) Death, Disability, Voluntary Termination. In the event Executive's employment shall terminate voluntarily or by reason of death or disability prior to the end of the term of this Agreement, Executive, his legal representative or beneficiary, as the case may be, shall be entitled to receive within thirty (30) days after the date of termination a cash amount equal to eighteen (18) months of Executive's Base Salary, bonuses and other compensation and benefits provided for in this Agreement. Any compensation otherwise payable under this subparagraph, however, shall be reduced by an amount equal to the net payments Executive is entitled to receive for the same period by reason of any Company-paid disability benefit plans or social security disability income. For purposes of computing the aggregate bonuses payable under this subparagraph 8(a), such aggregate bonuses shall be equal to the product of (i) highest annual bonus earned by Executive hereunder or $350,000, whichever is higher, and (ii) one and one-half (1.5).

                 (b) Termination for Cause. In the event Executive's employment shall be terminated "for cause" as described in paragraph 7(c) prior to the end of the term of this Agreement, Executive shall be entitled to receive within thirty (30) days after the date of termination a cash amount equal to his Base Salary, bonuses and other compensation and benefits up to the date of termination. Any bonuses for a partial year of employment shall be prorated through date of termination (based upon the prior year's annual bonus).





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                 (c)      Involuntary Termination.  If Executive's employment
shall be terminated for any reason not set forth in subparagraphs 7(a) - (d) above, or if a Constructive Termination occurs, prior to the end of the term of this Agreement, then (without limiting any other rights or claims which Executive may have against Company or others) Executive shall be entitled to receive within thirty (30) days after the date of termination a cash amount equal to three (3) full years of Executive's Base Salary, bonuses and other compensation and benefits provided for in this Agreement, or, if more, the Base Salary, bonuses and other compensation and benefits provided for in this Agreement from the date of such termination through the end of the Initial Term. For purposes of computing the aggregate bonuses payable under this subparagraph 8(c), such aggregate bonuses shall be equal to the product of (i) the highest annual bonus earned by Executive hereunder or $350,000, whichever is higher, and (ii) three (3), or, if higher, the number of whole and/or partial employment years, inclusive of the then current employment year, remaining through the end of the Initial Term.

         9. Notice of Termination. Any termination of Executive's employment by Company shall be communicated in a written Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice from the Board of Directors, signed by each Director who has voted in favor of giving the Notice of Termination, which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         10. Registration Rights. If Executive's employment with Company shall terminate for any reason (whether under this Agreement or otherwise), Executive may thereafter require Company to register any or all of the unregistered shares of common stock that Executive (or his assigns or family-related affiliates) may then own as of the date of such termination of employment in accordance with the provisions of the "Registration Rights Agreement" attached as Schedule 10.

         11. Successor and Assigns. This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and, except as set forth in paragraph 13, neither of the parties to this Agreement shall, without the prior written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any person or entity.

         12. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed





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to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:               David Epstein
                                        2957 Westbrook
                                        Ft. Lauderdale, Florida  33332

         If to Company:                 Precision Response Corporation
                                        1505 N.W. 167th Street
                                        Miami, Florida 33169
                                        Attn:  CEO and General Counsel

or to such other address as either party may have furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

         13. Merger, Etc. of Company. If during the term of this Agreement all or substantially all of the assets and business of Company are disposed of by merger, consolidation, sale of assets, or otherwise, then Company may elect either:

                 (a) to assign this Agreement and all of Company's rights and obligations under this Agreement to the acquiring or surviving entity, provided that such acquiring or surviving entity shall assume in writing, in a manner reasonably satisfactory to Executive, all of the obligations of Company under this Agreement; and provided further that Company shall remain liable for the performance of its obligations under this Agreement in the event of an unjustified failure of the acquiring entity to perform its obligations under this Agreement; or

                 (b) in addition to its other rights of termination set forth in paragraph 7, to terminate this Agreement upon at least thirty (30) days prior written notice to Executive and the payment to Executive of all of the compensation and benefits provided for in subparagraph 8(c).

         14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and is signed by Executive and an officer of Company (other than Executive) so authorized by the Board of Directors of Company. No waiver by either party to this Agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or





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representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party that are not expressly set forth in this Agreement.

         15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, and such other provisions shall remain of full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

         17. Headings. The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

         18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the conflicts of law principles, of the State of Florida.

         19. Dispute Resolution. Any claim by Executive or Company arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order, or otherwise (a "Dispute"), shall be resolved as follows:

                 (a) Such Dispute shall be submitted to mandatory and binding arbitration at the election of either Executive or Company (the "Disputing Party"). Except as otherwise provided in this paragraph 19, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA").

                 (b) To initiate the arbitration, the Disputing Party shall notify the other party in writing within thirty (30) days after the occurrence of the event or events which give rise to the Dispute (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of any claim, (iii) specify the requested relief, and (iv) name an arbitrator who (A) has been licensed to practice law in the U.S. for at least ten (10) years, (B) has no relationship to either Executive or Company, and (C) is experienced in representing clients in connection with employment-related disputes (the "Basic Qualifications"). Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall serve on the Disputing Party a written statement
(i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party, (ii) asserting any counterclaim, which shall (A) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the





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counterclaim, and (C) specify the requested relief, and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly, but in any event within five (5) days thereafter, the two (2) arbitrators so named shall select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationship with either of the parties' counsel, except as otherwise disclosed in writing to and approved by the parties. The arbitration will be heard by a panel of the three (3) arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

                 (c) The arbitration hearing shall be held in Miami, Florida. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this paragraph 19.

                 (d) If an arbitrator refuses or is unable to proceed with arbitration proceedings as called for by this paragraph 19, such arbitrator shall be replaced by the party who selected such arbitrator or, if such arbitrator was selected by the two (2) party-appointed arbitrators, by such two
(2) party-appointed arbitrators' selecting a new third arbitrator in accordance with subparagraph 19(b), in either case within five (5) days after such declining or withdrawing arbitrator has given notice of refusal or inability to proceed. Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this subparagraph 19(d) after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the Commercial Arbitration Rules of the AAA.

                 (e) Within five (5) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reason for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be confidential information.

                 (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against





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either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

                 (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the parties, and any judgment on such award may be entered and enforced in any court of competent jurisdiction.

                 (h) Each party will bear one-half of all fees, costs and expenses of the arbitrators, and, notwithstanding any law to the contrary, each party will bear all of the fees, costs and expenses of its own attorneys, experts and witnesses. However, in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to enforce any award rendered by the Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceedings, including appeals and fees and expenses incurred in preparation for such proceedings, in addition to any other relief to which such party may be entitled.

                 (i) Nothing contained in the preceding provisions of this paragraph 19 shall be construed to prevent either party from seeking from a court a temporary restraining order or other injunctive relief pending final resolution of a Dispute pursuant to this paragraph 19.

         IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date first above written.

                                        PRECISION RESPONSE CORPORATION, a
                                        Florida corporation



                                        By: /s/ Mark J. Gordon
                                           -------------------------
                                             Mark J. Gordon, CEO



                                        /s/ David Epstein
                                        ---------------------------
                                        DAVID EPSTEIN





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                                 SCHEDULE 6(E)

                                      CAR

         Company shall provide Executive with a new luxury automobile not less often than every three (3) years at least equal in quality to Executive's current Company automobile.

                            COUNTRY CLUB MEMBERSHIPS

         Company shall pay all fees and expenses associated with membership in two (2) country clubs, including golfing privileges.
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                                  SCHEDULE 10

                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is entered into as of the 15th day of May, 1996, by and between PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company"), and DAVID EPSTEIN ("Holder").

         WHEREAS, the Company and Holder have entered into an Employment Agreement as of the date hereof (the "Employment Agreement") and, as partial consideration therefor, the Company has agreed to provide Holder certain demand and piggyback registration rights with respect to Holder's stock in Company, which may be exercised by Holder following certain events.

         THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                              REGISTRATION RIGHTS

         Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                 (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                 (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                 (c) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                 (d) "Shares" shall mean any and all of the shares of common stock of the Company currently held or hereafter acquired from time to time (including, but not limited to, through exercise of stock options) by Holder or any assigns of Holder which are trusts or limited partnerships or other entities the beneficial owners of which are principally Holder, Holder's family members, and/or Holder's lineal descendants, including shares acquired by any such trusts, partnerships or other entities from Holder prior to the date hereof.

                 (e) "Registrable Securities" shall mean any of the following shares which have not been sold to the public or which have not lost their registration rights as provided herein: (i) the
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Shares and (ii) any shares of common stock of the Company, and any securities of the Company or any other corporation, issued as a dividend or other distribution with respect to or in replacement of or exchange for the Shares.

                 (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Article I hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, but excluding the Selling Expenses.

                 (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and expenses of legal counsel for Holder.

                 (i) "Triggering Event" shall mean the termination of Holder's employment with Company for any reason (under the Employment Agreement or otherwise).

                 (j) "Holder" shall mean Mark J. Gordon or, in the event of his legal incapacity, his legal guardian, or, in the event of his death, the personal representative(s) of his estate or the beneficiary(ies) of his estate as designated by such personal representative(s).

         Section 1.02 Demand Registration Rights.

                 (a) Request for Registration. If within ninety (90) days after the date of the Triggering Event (or within one (1) year after the date of the Triggering Event if the Triggering Event is Holder's death) the Company receives a written request from Holder that the Company effect a registration with respect to all or a part of the Registrable Securities (provided that if less than 25% of the Registrable Securities are to be registered such securities shall have an aggregate proposed offering price to the public of at least $500,000), the Company will as soon as practicable thereafter use its diligent best efforts to effect all such registrations, qualifications, listings or compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliances with





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applicable requirements or regulations and listing of the Registrable
Securities on a stock exchange or the NASDAQ Stock Market) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request. The Company shall file a registration statement as soon as practicable after receipt of the request of Holder but in any event within sixty (60) days of receipt following such request; provided, however, that if the Company shall furnish to Holder a certificate signed by the then Chairman of the Board of Directors of the Company or the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period ending not more than one hundred twenty
(120) days following receipt of the request for registration.

                 (b) Underwriting. If the Holder intends that the Registrable Securities covered by its request be distributed by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1.02. In such event, the Company shall (together with Holder) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Holder. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if Holder so agrees.

         Section 1.03  Piggyback Registration Rights.

                 (a) Notice of Proposed Registration. If at any time or from time to time prior to, on or after a Triggering Event the Company shall determine to register any of its common stock, other than (i) a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

                 (i)  promptly give Holder written notice thereof; and

                 (ii) include in such registration (and any related qualification under blue sky laws and other state compliances), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by Holder, except as set forth in Section 1.03(b).

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 1.03(a)(i). In such event, the right of Holder to registration of the Registrable Securities pursuant to this Section
1.03 shall be conditioned upon Holder's participation in such underwriting and the inclusion of the specified Registrable Securities in the underwriting. Holder shall in such case (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.03, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting; provided, however, without the prior written consent of Holder, the number of Registrable Securities to be included in such registration and underwriting shall not be reduced to less than 50% of the Registrable Securities sought by Holder to be included therein. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw the Registrable Securities therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded from such registration.

         Section 1.04 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.02 or 1.03 shall be borne by the Company. All Selling Expenses shall be borne by Holder.

         Section 1.05 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

                 (a) keep such registration, and any qualification or compliance under state securities laws which the Company determines (or is required) to obtain, effective for a period of one hundred eighty (180) days or until the distribution of the Registrable Securities described in the registration statement relating thereto has been completed, whichever first occurs; and

                 (b) furnish such number of prospectuses and other documents incident thereto as Holder or any underwriter from time to time may reasonably request.

         Section 1.06 Indemnification.

                 (a) The Company will indemnify Holder and each owner of Registrable Securities, and their respective legal counsel and accountants, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration, qualification or compliance contemplated by this Agreement (whether or not Registrable Securities are included in the registration), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Holder and each owner of Registrable Securities, and their respective legal counsel and accountants, and each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or omission) made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Holder or another owner of Registrable Securities and stated to be specifically for use therein.

                 (b) Holder will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its directors, officers, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Holder and stated to be specifically for use therein. Notwithstanding any of the foregoing to the contrary, Holder's maximum indemnity obligation, inclusive of reimbursement of costs, fees, and expenses, shall be the total net proceeds received by Holder and such other owners of Registrable Securities to which Holder's demand or request for registration relates from the sale of such Registrable Securities pursuant to the registration demanded or requested.

                 (c)      A party entitled to indemnification under this
Section 1.06 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of each such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to provide notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment, or enter into any settlement which does not include as an unconditional term thereof the execution and delivery by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                 (d)      If the indemnification provided for in this Section
1.06 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, taking into account relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the

Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

         Section 1.07 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Article I, Holder agrees in connection with any firmly underwritten public offering of the Company's common stock, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of Holder's Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 30 days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that Holder shall have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company and all other holders of more than 5% of the Company's outstanding common stock enter into similar agreements.

         Section 1.08 Information by Holder. Holder shall furnish or cause to be furnished to the Company such information regarding Holder and other owners of Registrable Securities and the distribution of proceeds by Holder and such owners as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 1.02 or 1.03 of this Agreement.

         Section 1.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) so long as any unregistered Registrable Securities are owned or held, furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as Holder may reasonably request in availing Holder or other owners of Registrable Securities of any rule or regulation of the Commission allowing the sale of any such securities without registration.

         Section 1.10 Transfer of Registration Rights. The rights to cause the Company to register the Registrable Securities granted to Holder by the Company under Sections 1.02 and 1.03 may be assigned by Holder to not more than five additional transferees or assignees of any of Holder's Registrable Securities, provided that the Company is given written notice by Holder at the time of, or within a reasonable time after, said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, provided further that no such assignment shall increase the number of registrations that the Company may be required to effect under this Agreement.


                                   ARTICLE II

                                 MISCELLANEOUS

         Section 2.01 Amendment. Any modification, amendment or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by Holder and the Company.

         Section 2.02 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida without regard to its conflicts of laws principles.

         Section 2.03 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 2.04 Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:               Mark J. Gordon
                                        3715 N.E. 214th Terrace
                                        Aventura, Florida  33180

         If to Company:                 Precision Response Corporation
                                        1505 N.W. 167th Street
                                        Miami, Florida 33169
                                        Attn:  President and General Counsel

or to such other address as either party may have furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

         Section 2.05 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 2.06 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         Section 2.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                        PRECISION RESPONSE CORPORATION



                                        By:
                                           ------------------------------------
                                           Mark J. Gordon, CEO




                                        ---------------------------------------
                                        DAVID EPSTEIN





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